UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under § 240.14a-12

XPERI INC.
(Name of Registrant as Specified In Its Charter)

RUBRIC CAPITAL MASTER FUND LP RUBRIC CAPITAL GP LLC RUBRIC CAPITAL MANAGEMENT LP RUBRIC CAPITAL MANAGEMENT GP LLC DAVID ROSEN DEBORAH S. CONRAD THOMAS A. LACEY
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Rubric Capital Master Fund LP and the other participants named herein (collectively, “Rubric Capital”) have filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Rubric Capital’s highly-qualified director nominees at the 2024 annual meeting of stockholders of Xperi Inc., a Delaware corporation (the “Company”).

On April 29, 2024, Rubric Capital issued the following press release after the close of business:

Rubric Capital Management Releases Presentation Highlighting Urgent Need for Change

to Address Underperformance at Xperi Inc.

Details Strategic, Operating and Compensation Failures Under the Current Board

Confident that Rubric’s Nominees Have the Experience and Skills Necessary to Execute Plan to Restore and Rebuild Stockholder Value

Urges Stockholders to Vote FOR Rubric’s Nominees Thomas A. Lacey and Deborah S. Conrad on the WHITE Proxy Card

NEW YORK, April 29, 2024 – Rubric Capital Management LP (“Rubric”), an investment advisor whose managed funds and accounts collectively own approximately 9.0% of the outstanding shares of common stock of Xperi Inc. (NYSE: XPER) (“Xperi” or the “Company”), today released a presentation highlighting the urgent need for change to Xperi’s Board of Directors (the “Board”) and outlining a clear action plan to restore and rebuild stockholder value that Rubric’s director nominees – Thomas A. Lacey and Deborah S. Conrad – are best suited to execute.

Rubric’s presentation can be found here.

The presentation highlights Rubric’s view of the current Board’s many failures, including:

1.	Failing to properly allocate strategic capital, including as it relates to Perceive and AutoSense;
2.	Failing to align pay with performance, instead granting excessive executive and stock-based compensation;
3.	Failing to adjust the Company’s cost structure post-spin off;
4.	Failing to execute against its 2022 Investor Day Goals; and
5.	Failing to take proactive steps to protect investors and position the Company for success absent stockholder intervention.

David Rosen, Managing Partner of Rubric, said, “We firmly believe Xperi’s Board has repeatedly taken actions that are directly counter to the best interests of stockholders, thereby putting the true owners of the Company in an untenable position. Fortunately, we see a path forward to reverse Xperi’s underperformance, but only if the Board acts quickly to institute a culture by which the Company works for stockholders, instead of consistently eroding value through dilution and poor capital allocation. We are confident that our independent director nominees possess the expertise and commitment to stockholder returns that is desperately needed to restore accountability and alignment at Xperi and ultimately drive long-term value.”

Rubric encourages Xperi stockholders to review the facts set forth in its presentation and to vote the WHITE proxy card “FOR” the election of Thomas A. Lacey and Deborah S. Conrad to the Xperi Board.

Vote the WHITE proxy card TODAY

If you have any questions, require assistance in voting your WHITE universal proxy card, or need additional copies of Rubric’s proxy materials, please contact our proxy solicitor Okapi Partners at (855) 305-0856 or via email at info@okapipartners.com.

Contacts

Media:

Jonathan Gasthalter/Sam Fisher

Gasthalter & Co.

(212) 257-4170

Investors:

Jason W. Alexander/Bruce H. Goldfarb

Okapi Partners LLC

(212) 297-0720